PROSPECTUS
                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-64991



                              P R O S P E C T U S

                         BOSTON SCIENTIFIC CORPORATION

                               648,460 Shares of
                          Common Stock, $.01 Par Value
                 being offered for sale by Selling Stockholders

        This Prospectus ("Prospectus") of Boston Scientific Corporation, a Delaware corporation (the "Company" or "Boston Scientific"), relates to 648,460 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), being offered for resale from time to time by certain stockholders of the Company (the "Selling Stockholders"), for their respective accounts, and any additional shares of Common Stock issued to the Selling Stockholders with respect such shares in connection with any stock split or stock dividend (collectively, the "Shares"). See "Selling Stockholders." On August 27, 1998, the Board of Directors of the Company declared a 100% stock dividend, payable on November 30, 1998 to holders of record of Common Stock on November 13, 1998 (the "Stock Split"). Except as otherwise indicated, all share numbers in this Prospectus reflect the issuance of shares of Common Stock pursuant to the Stock Split. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on the New York Stock Exchange under the symbol BSX. It is expected that the Shares will be sold at the public market price of the Common Stock on the date of sale. On December 8, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $25.50 per share. The Company's principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760, and its telephone number at that location is (508) 650-8000.

      Pursuant to a Registration Rights Agreement between the Company and the Selling Stockholders, the Company has agreed to pay all of the expenses, estimated to be $20,000, incident to the registration of the Shares to the public hereunder (other than filing fees required to be paid to the National Association of Securities Dealers, Inc., commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees). The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

        All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve crosses or block transactions) on the New York Stock Exchange, or otherwise (including the writing of options and settlement of short sales), at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or
(b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. The commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares, if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

      Certain of the underwriters, brokers, dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

--------------------------------------------------------------------------------------
                                      Underwriting Discounts       Proceeds to Selling
                   Price to Public        and Commissions            Stockholder (3)
--------------------------------------------------------------------------------------
Per Share                (l)                  (1)(2)                      (1)(2)
--------------------------------------------------------------------------------------
Total                    (1)                  (1)(2)                      (1)(2)
--------------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses so incurred, estimated at $20,000, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

(3) The total estimated expenses in connection with the issuance and distribution of the securities being registered, other than any possible underwriting compensation, are $20,000. See "Other Expenses of Issuance and Distribution."


               The date of this Prospectus is December 10, 1998.

                             AVAILABLE INFORMATION

        The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Citicorp, 500 W. Madison, Suite 1400, Chicago, Illinois 60611 and Seven World Trade Center, 13th Floor, New York, NY 10048. The public may obtain information on the operation of the public reference facilities of the Commission by calling the Commission at 1-800-SEC-0330. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's site on the World Wide Web at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

        Upon oral or written request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537 Attention: Investor Relations. Telephone requests may be directed to (508) 650-8000. In addition, the Company's 1997 Annual Report may be viewed on-line at the Company's site on the worldwide web at www.bsci.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission (File No. 1-11083) are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

        3. The Company's Current Reports on Form 8-K or Form 8-K/A filed with the Commission on March 31, 1998, June 18, 1998, September 10, 1998, September 25, 1998 and November 24, 1998.

        4. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              CAUTIONARY STATEMENT

        This Prospectus and the documents incorporated herein by reference contain forward-looking statements. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all forward-looking statements. A reader of this Prospectus and the documents incorporated herein by reference should consider: (a) the Company's ability to obtain benefits from the acquisition of Schneider Worldwide, formerly a member of the Medical Technologies Group of Pfizer Inc. (the "Schneider Acquisition"); (b) the process, outlays and plan for the integration of businesses acquired by the Company, and the successful and timely implementation of the plan; (c) the impact and timing of successful implementation of the Company's supply chain initiatives on timely reduction in inventory levels; (d) the potential impacts of continued consolidation among healthcare providers, trends towards managed care and economically motivated buyers, healthcare cost containment, more stringent regulatory requirements and more vigorous enforcement activities; (e) the Company's belief that it is well positioned to take advantage of opportunities for growth that exist in the markets it serves; (f) the Company's continued commitment to refine existing products and procedures and to develop new technologies that provide simpler, less traumatic, less costly and more efficient diagnosis and treatment; (g) risks associated with international operations; (h) the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies; (i) the Company's belief that its effective tax rate for 1998 will be approximately 33%; (j) the ability of the Company to manage accounts receivable, manufacturing costs and inventory levels and mix and to react effectively to the changing managed care environment and worldwide economic conditions; (k) the ability of the Company to meet its projected cash needs through the end of 1998; (l) the ability of the global information systems to improve supply chain management; (m) costs and risks associated with implementing Year 2000 compliance and business process reengineering; (n) the results of the Company's ongoing investigation of business irregularities detected in the operations of its Japanese subsidiary and the effect of these irregularities on the Company's financial statements; (o) the ability to realize improved long-term returns on the Company's investments with a direct selling presence in emerging markets; (p) the ability of the Company to place its commercial paper at reasonable rates, to obtain more permanent financing to re-finance a portion of its commercial paper and to comply with the financial ratio in its credit facilities through an equity issuance; (q) the Company's ability to realize value assigned to in process research and development and other intangible assets; (r) the impact of stockholder class action, patent, product liability and other litigation, and the adequacy of the Company's product liability insurance; (s) the potential impact resulting from the euro conversion, including adaptation of information technology systems, competitive implications related to pricing and foreign currency considerations; and (t) 1999 amortization expense attributable to the Schneider Acquisition. Several important factors, in addition to the specific factors discussed in connection with each forward-looking statement contained herein and in the documents incorporated herein by reference, could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein and in the documents incorporated herein by reference. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, financial market conditions and future business decisions of Boston Scientific and its competitors, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Boston Scientific. Therefore, the Company wishes to caution each reader of this Prospectus and the documents incorporated herein by reference to consider carefully these factors as well as the specific factors discussed with each forward-looking statement and as disclosed in the Company's filings with the Securities and Exchange Commission as such factors, in some cases, have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein and in the documents incorporated herein by reference.

                           THE COMPANY AND THE MERGER

        Boston Scientific Corporation. Boston Scientific Corporation (the "Company") is a worldwide developer, manufacturer and marketer of minimally invasive medical devices. Medical professionals use the Company's products in a broad range of interventional medical specialties, including cardiology, gastroenterology, neuro-endovascular therapy, pulmonary medicine, radiology, urology and vascular surgery. The Company's products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing procedural trauma, complexity, risk to the patient, cost and recovery time. The executive office and mailing address of Boston Scientific Corporation is located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Telephone inquiries may be directed to (508) 650-8000.

        The Merger. The Company's growth has been bolstered over the past years by several strategic acquisitions and alliances. On June 30, 1998, the Company completed its acquisition of all of the outstanding capital stock of CardioGene Therapeutics, Inc., a development stage company focused on the application of gene therapy for treatment of cardiovascular diseases. Pursuant to the Agreement and Plan of Merger dated as of June 30, 1998 (the "Agreement and Plan of Merger"), CardioGene was merged with and into the CG Acquisition Co., a wholly owned subsidiary of the Company (the "Merger"). The Merger became effective as of June 30, 1998 upon the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware. The directors of CG Acquisition Co. immediately prior to the effective time of the merger became the initial directors of the surviving corporation, which is continued to be named CardioGene Therapeutics, Inc. All of the outstanding shares of capital stock and options to purchase shares of capital stock of the CardioGene were converted into the right to receive 324,230 shares of Common Stock which were issued by the Company on June 30, 1998. The holders of these shares of Common Stock were issued an additional 324,230 shares of Common Stock on November 30, 1998 pursuant to the Stock Split. In connection with the Merger, the Company entered into a Registration Rights Agreement, dated as of June 30, 1998 (the "Registration Rights Agreement"), pursuant to which the Company agreed to register those shares of Common Stock issued to the Selling Stockholders as consideration in the Merger. The Shares to be sold by the Selling Stockholders hereunder include shares of Common Stock initially issued as consideration in the Merger or issued with respect to such Common Stock in connection with the Stock Split.

                              SELLING STOCKHOLDERS

        The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors in interest (other than purchasers of the Shares pursuant to this Prospectus).

        The information provided in the table below with respect to each Selling Stockholder has been obtained from such Selling Stockholder. Except as otherwise disclosed below, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Stockholders after this Registration Statement is declared effective. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided to the Company the information regarding the shares of Common Stock beneficially owned by them, all or a portion of the shares of Common Stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

        The following table sets forth certain information regarding the beneficial ownership of the Shares by the Selling Stockholders as of September 15, 1998, giving retroactive effect to the issuance to such Selling Stockholders of an aggregate of 324,230 shares of Common Stock issued in the

Stock Split and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholders. Each of the Selling Stockholders listed below received their shares in the Merger pursuant to the Agreement and Plan of Merger, and in connection with the Stock Split. After the sale or other disposition of all of the shares of Common Stock listed below, none of the Selling Stockholders will hold any shares of Common Stock. None of the Selling Stockholders owns 1% or more of the outstanding Common Stock. As of December 1, 1998, there were approximately 393.1 million shares of the Common Stock issued and outstanding.

                                        Shares Beneficially
              Name of Selling              Owned Prior to          Shares
                Stockholders                Offering (1)           Offered


Elizabeth Nabel, M.D. &                       282,870              282,870
Gary Nabel, M.D., Ph.D. (2)
385 Meadow Creek Drive
Ann Arbor, MI  48105

Jeffrey M. Leiden, M.D.                       188,580              188,580
51 Crescent Drive
Glenco, IL  60022

Martin D. Cleary                               71,694               71,694
26 West Shore Drive
Pennington, NJ  08534

University of Michigan, a constitutional       64,874               64,874
corporation of the State of Michigan
    The University of Michigan
    Technology Management Office
    Wolverine Tower, Room 2071
    3003 South State Street
    Ann Arbor, MI  48109-1330
    Attn:  Micheal A. Kope

Michael S. Parmacek, M.D.                      17,814               17,814
228 Broughton Lane
Villanova, PA  19085

Arch Development Corporation, an Illinois      13,578               13,578
not-for-profit corporation
    The University of Chicago
    1101 East 58th Street
    Chicago, IL  60637
    Attn:  Andrew Scott

WS Investments 1997B, a general partnership(3)  8,146                8,146
    Wilson Sonsini Goodrich & Rosati
    650 Page Mill Road
    Palo Alto, CA  94304-1050
    Attn:  Mario M. Rosati, Esq.

Mario M. Rosati, Esq.                             904                  904
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304-1050


===============================================================================
Total:                                        648,460              648,460



(1) Beneficial ownership is determined in accordance with Rule 13d3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.

(2) Shares sold may be held individually, in joint custody, or by such stockholders as trustees of one or more trusts for the benefit of such stockholders' family members.

(3) WS Investments 1997B has indicated its intent to make a distribution of some or all of the shares of Common Stock received by it in the Merger and the Stock Split to its partners.

                              PLAN OF DISTRIBUTION

        The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest (other than purchasers of the Shares pursuant to this Prospectus), as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions on the New York Stock Exchange (which may involve crosses or block transactions), in special offerings, in negotiated transactions, or otherwise. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of
Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

        In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus. A Selling Stockholder also may pledge the Shares as collateral for margin accounts and the Shares may be resold pursuant to the terms of such accounts.

        The Company will pay all of the expenses incident to the registration of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees. The Company has agreed to indemnify the Selling Stockholders and controlling persons of the Selling Stockholders (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. Those Selling Stockholders, in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. The registration of these shares is being made in accordance with the Agreement and Plan of Merger and the Registration Rights Agreement. Each of the Selling Stockholders (or a predecessor in interest) is a party to the Registration Rights Agreement.

        If all or a portion of the Shares are to be offered through an underwritten offering, the terms of such underwritten offering, including the public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

        Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                                USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                                 LEGAL MATTERS

        The validity of the Common Stock being offered hereby has been passed upon for the Company by Lawrence J. Knopf, Esq., the Vice President, Assistant Secretary and Assistant General Counsel of the Company.

                                    EXPERTS

        The consolidated financial statements and financial statement schedule of the Company incorporated by reference and included, respectively, in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, incorporated by reference and included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated herein by reference in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

        The combined balance sheets of Schneider Worldwide, a business of Pfizer Inc., as of December 31, 1997 and 1996, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1997, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

=====================================      ====================================
No dealer, sales person, or any other
person has been authorized to give any
information or to make any representation
not contained or incorporated by reference
in this Prospectus in connection with the
offering made hereby, and, if given or                 648,460 SHARES
made, such information or representation
must not be relied upon as having been
authorized by the Company, the Selling
Stockholders or any broker, dealer, agent
or Underwriter. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any                    BOSTON SCIENTIFIC
securities other than the shares                           CORPORATION
of Common Stock to which it relates or an
offer to sell, or a solicitation of an
offer to buy, any of the securities
offered hereby in any jurisdiction where,                 COMMON STOCK
or to any person to whom, such an offer
or solicitation would be unlawful. Neither
the delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create an implication          _________________________________
that there has been no change in the
affairs of the Company since, or that                      PROSPECTUS
information contained herein is correct
as of any time subsequent to, the date                  December 10, 1998
hereof or the date as of which                _________________________________
information is set forth herein.

      TABLE OF CONTENTS
                                Page
Available Information.......     2

Incorporation of Certain
Documents by Reference......     2

Cautionary Statement........     3

The Company and the Merger..     4

Selling Stockholders........     4

Plan of Distribution........     6

Use of Proceeds.............     7

Legal Matters...............     7

Experts.....................     7

=====================================      ====================================